Exhibit 10.4

Exhibit E of Stock Purchase Acquisition Agreement of Comanche Livestock Exchange, LLC, by Green Energy Live, Inc.

Real Estate Sales Contract

This contract (the “Contract”) to buy and sell real and personal property is between Seller and Buyer as identified below and is effective on the date ("Effective Date") of the last of the signatures by Seller and Buyer as parties to this contract and by Title Company to acknowledge receipt of the Earnest Money.  Buyer must deliver the Earnest Money to Title Company and obtain Title Company's signature before the Earnest Money Deadline provided in section A.1. for this contract to be effective. If the Earnest Money is paid by check and payment on presentation is refused, Buyer is in default.

Seller:

Comanche Livestock Exchange, LLC., a Texas Limited Liability Corporation
Address: P O Box 177 Comanche, TX 76442-009 (7456 Highway 67 East, Comanche, Texas 76442)
Phone: 325-356-5231
Type of entity: Limited Liability Corporation

Dean Cagle
Address:  P O Box 98 Comanche, TX 76442-0098
Phone: 325-356-5231

Seller's Attorney:

James R. Lindley
Address:                      Attorneys at Law, P.O. Box 1384, Killeen, TX 76540-1384
Phone: (254) 634-6969
Fax: (254) 634-6587
E-mail:  jim@lindleylawoffices.com

Buyer:

Green Energy Live, Inc., a Michigan corporation
Contact: Karen Clark, President
Address:                      1740 44th Street, Suite 5-230, Wyoming, Michigan 49519-6443
Phone: 616.802.8959
Type of entity: Corporation

Buyer's Attorney:

Matthew Maza
Address: Cident Law Group PLLC, 410 Broadway Ave East #120, Seattle Washington 98102
Phone: 206.774.3697
Fax: 206.577.3894
E-mail: m.maza@cidentlaw.com

Property

The land commonly known as 67/377 Comanche Texas and more fully described in Exhibit A ("Land"), together with improvements to the Land ("Improvements"), the leases associated with the Land and Improvements ("Leases"), and the personal property described in Exhibit A ("Personal Property").

Title Company

Comanche Community Abstract Co., Address: 106 N Austin, P O Box 747, Comanche, Texas 76442 Phone: 325-356-2564 Fax: 325-356-3066

Purchase Price

The Property Purchase Price is part of Total Purchase Amount for 100% ownership of Comanche Livestock Exchange, LLC, totalling $1,000,000.00

Seller-financed portion allocated to the Property (principal amount of Promissory Note allocated for the Property) – $850,000 shall be applied to the Property as described under Section 1.2 of the associated acquisition agreement and $150,000 shall be applied to the Interests as described in Section 1.1 of the associated acquisition agreement.
Payment schedule: as provided in the Seller Financing Addendum (“Promissory Note”)

Associated Contracts and Agreements

This Contract is associated to and is an Exhibit of the “Stock Purchase Acquisition Agreement of Comanche Livestock Exchange, LLC by Green Energy Live, Inc.” and is also associated to following agreements:

1)	Green Energy Live, Inc. Employment Agreement
2)	Promissory Note

Earnest Money

$50,000.00 deposit (in the form of Buyer restricted common stock) with Title Company upon execution of this Contract.

A.  Deadlines and Other Dates

All deadlines in this contract expire at 5:00 P.M. local time where the Property is located.  If a deadline falls on a Saturday, Sunday, or national holiday, the deadline will be extended to the next day that is not a Saturday, Sunday, or national holiday. A national holiday is a holiday designated by the federal government. Time is of the essence.

1.	Earnest Money Deadline: Effective date
2.	Delivery of Title Commitment: 30 days after the Effective Date
3.	Delivery of Survey: 30 days after the Effective Date
4.	Delivery of UCC Search: 40 days after the Effective Date
5.	Delivery of legible copies of instruments referenced in the Title Commitment, Survey, and UCC Search: 30 days after the Effective Date
6.	Delivery of Title Objections: 15 days after delivery of the Title Commitment, Survey, and legible copies of the instruments referenced in them
7.	Delivery of Seller's records as specified in Exhibit C: 45 days after the Effective Date
8.	End of Inspection Period: 45 days after the Effective Date
9.	Closing Date: on or before July 30, 2009
10.	Closing Time: 10 am

B.   Closing Documents

1.	At closing, Seller will deliver the following items: General Warranty Deed

2.	At closing, Buyer will deliver the following items:

i.	Seller-financing documents Promissory Note Deed of Trust
ii.
The documents listed in this section B are collectively known as the "Closing Documents."  Unless otherwise agreed by the parties before closing, the Closing Documents will be prepared using the forms contained in the current edition of the Texas Real Estate Forms Manual (State Bar of Texas).

B.  Exhibits

The following are attached to and are a part of this contract:

Exhibit A--Description of the Land and Personal Property
Exhibit B--Representations; Environmental Matters
Exhibit C--Seller's Records
Exhibit D--Seller Financing Addendum

C.  Purchase and Sale of Property

Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to buy and pay Seller for the Property. The promises by Buyer and Seller stated in this contract are the consideration for the formation of this contract.

D.  Interest on Earnest Money

Buyer may direct Title Company to invest the Earnest Money in an interest-bearing account in a federally insured financial institution by giving notice to Title Company and satisfying Title Company's requirements for investing the Earnest Money in an interest-bearing account.  Any interest earned on the Earnest Money will be paid to the party that becomes entitled to the Earnest Money.

E.  Title and Survey

1.
Review of Title. The following statutory notice is provided to Buyer on behalf of the real estate licensees, if any, involved in this transaction: Buyer is advised that it should either have the abstract covering the Property examined by an attorney of Buyer's own selection or be furnished with or obtain a policy of title insurance.

2.
Title Commitment; Title Policy. "Title Commitment" means a Commitment for Issuance of an Owner Policy of Title Insurance by Title Company, as agent for Underwriter, stating the condition of title to the Land. The "effective date" stated in the Title Commitment must be after the Effective Date of this contract. "Title Policy" means an Owner Policy of Title Insurance issued by Title Company, as agent for Underwriter, in conformity with the last Title Commitment delivered to and approved by Buyer.

3.
Survey. "Survey" means an on-the-ground, staked plat of survey and metes-and-bounds description of the Land, prepared by Surveyor or another surveyor satisfactory to Title Company, dated after the Effective Date, and certified to comply with the current standards and specifications as published by the Texas Society of Professional Surveyors for the Survey Category.

4.
UCC Search. "UCC Search" means reports prepared by Lindley, Wiley & Duskie PC, stating the instruments that are on file in the Texas secretary of state's UCC records, the UCC records in the jurisdiction in which Seller is located, and the UCC records of the county in which the Property is located, showing as debtor Seller and all other owners of the Personal Property during the five years before the Effective Date of this contract.

5.
Delivery of Title Commitment, Survey, UCC Search, and Legible Copies. Seller must deliver the Title Commitment to Buyer by the deadline stated in section A.2.; the UCC Search by the deadline stated in section A.4.; and legible copies of the instruments referenced in the Title Commitment, Survey, and UCC Search by the deadline stated in section A.5.

6.
Title Objections. Buyer has until the deadline stated in section A.6. ("Title Objection Deadline") to review the Survey, Title Commitment, UCC Search, and legible copies of the title instruments referenced in them and notify Seller of Buyer's objections to any of them ("Title Objections"). Buyer will be deemed to have approved all matters reflected by the Survey, Title Commitment, and UCC Search to which Buyer has made no Title Objection by the Title Objection Deadline. The matters that Buyer either approves or is deemed to have approved are "Permitted Exceptions." If Buyer notifies Seller of any Title Objections, Seller has five days from receipt of Buyer's notice to notify Buyer whether Seller agrees to cure the Title Objections before closing ("Cure Notice"). If Seller does not timely give its Cure Notice or timely gives its Cure Notice but does not agree to cure all the Title Objections before closing, Buyer may, within five days after the deadline for the giving of Seller's Cure Notice, notify Seller that either this contract is terminated or Buyer will proceed to close, subject to Seller's obligations to resolve the items listed in Schedule C of the Title Commitment, remove the liquidated liens, remove all exceptions that arise by, through, or under Seller after the Effective Date, and cure only the Title Objections that Seller has agreed to cure in the Cure Notice.  At or before closing, Seller must resolve the items that are listed on Schedule C of the Title Commitment, remove all liquidated liens, remove all exceptions that arise by, through, or under Seller after the Effective Date of this contract, and cure the Title Objections that Seller has agreed to cure.

F.  Inspection Period

1.
Review of Seller's Records. Seller will deliver to Buyer copies of Seller's records specified in Exhibit C, or otherwise make those records available for Buyer's review, by the deadline stated in section A.7.

2.	Entry onto the Property. Buyer may enter the Property before closing to inspect it, subject to the following:

i.
Buyer must deliver evidence to Seller that Buyer has insurance for its proposed inspection activities, in amounts and with coverages that are substantially the same as those maintained by Seller or in such lesser amounts or with such lesser coverages as are reasonably satisfactory to Seller;

ii.	Buyer may not interfere in any material manner with existing operations or occupants of the Property;
iii.	Buyer must notify Seller in advance of Buyer's plans to conduct tests so that Seller may be present during the tests;
iv.	if the Property is altered because of Buyer's inspections, Buyer must return the Property to its preinspection condition promptly after the alteration occurs;
v.	Buyer must deliver to Seller copies of all inspection reports that Buyer prepares or receives from third-party consultants or contractors within three days after their preparation or receipt; and
vi.	Buyer must abide by any other reasonable entry rules imposed by Seller.

3.
Buyer's Right to Terminate. Buyer may terminate this contract for any reason by notifying Seller before the end of the Inspection Period. If Buyer does not notify Seller of Buyer's termination of the contract before the end of the Inspection Period, Buyer waives the right to terminate this contract pursuant to this provision.

4.	Buyer's Indemnity and Release of Seller

C.  Indemnity.

Buyer will indemnify, defend, and hold Seller harmless from any loss, attorney's fees, expenses, or claims arising out of Buyer's investigation of the Property, except for repair or remediation of existing conditions discovered by Buyer's inspection or any misrepresentation made by the Seller. The obligations of Buyer under this provision will survive termination of this contract and closing.

D.  Release.

Buyer releases Seller and those persons acting on Seller's behalf from all claims and causes of action (including claims for attorney's fees and court and other costs) resulting from Buyer's investigation of the Property.

G.  Representations

The parties' representations stated in Exhibit B are true and correct as of the Effective Date and must be true and correct on the Closing Date.

H.	Condition of the Property until Closing; Cooperation; No Recording of Contract

1.
Maintenance and Operation. Until closing, Seller will (a) maintain the Property as it existed on the Effective Date, except for reasonable wear and tear and casualty damage; (b) operate the Property in the same manner as it was operated on the Effective Date; (c) comply with all contracts and governmental regulations affecting the Property; and (d) not transfer or dispose of any of the Personal Property, except to sell inventory, replace equipment and use supplies in the normal course of operating the Property. Until the end of the Inspection Period, Seller will not enter into, amend, or terminate any contract that affects the Property other than in the ordinary course of operating the Property and will promptly give notice to Buyer of each new, amended, or terminated contract, including a copy of the contract, in sufficient time so that Buyer may consider the new information before the end of the Inspection Period. If Seller's notice is given within three days before the end of the Inspection Period, the Inspection Period will be extended for three days. After the end of the Inspection Period, Buyer may terminate this contract if Seller enters into, amends, or terminates any contract that affects the Property without first obtaining Buyer's written consent.

2.
Casualty Damage. Seller will notify Buyer promptly after discovery of any casualty damage to the Property. Seller will have no obligation to repair or replace the Property if it is damaged by casualty before closing. Buyer may terminate this contract if the casualty damage that occurs before closing would materially affect Buyer's intended use of the Property, by giving notice to Seller within fifteen days after receipt of Seller's notice of the casualty (or before closing if Seller's notice of the casualty is received less than fifteen days before closing). The casualty damage will be deemed to materially affect Buyer's intended use if the estimated amount of the damage exceeds 50 percent of the Purchase Price.  If Buyer does not terminate this contract, Seller will (a) convey the Property to Buyer in its damaged condition, (b) assign to Buyer all of Seller's rights under any property insurance policies covering the Property, and © pay to Buyer the amount of the deductibles and coinsurance provisions under any insurance policies covering the Property, but not in excess of the cost to repair the casualty damage and less any amounts previously paid by Seller to repair the Property. If Seller has not insured the Property and Buyer does not elect to terminate this contract in accordance with this section, the Purchase Price will be reduced by the cost to repair the casualty damage.

3.
Condemnation. Seller will notify Buyer promptly after Seller receives notice that any part of the Property has been or is threatened to be condemned or otherwise taken by a governmental or quasi-governmental authority. Buyer may terminate this contract if the condemnation would materially affect Buyer's intended use of the Property by giving notice to Seller within fifteen days after receipt of Seller's notice to Buyer (or before closing if Seller's notice is received less than fifteen days before closing). The condemnation will be deemed to materially affect Buyer's intended use if the property is totally condemned.

If Buyer does not terminate this contract, (a) Buyer and Seller will each have the right to appear and defend their respective interests in the Property in the condemnation proceedings, (b) any award in condemnation will be assigned to Buyer, (c) if the taking occurs before closing, the description of the Property will be revised to delete the portion taken, and (d) no change in the Purchase Price will be made.

4.	Claims; Hearings. Seller will notify Buyer promptly of any claim or administrative hearing that is threatened, filed, or initiated before closing that involves or directly affects the Property.

5.
Cooperation. Seller will cooperate with Buyer (a) before and after closing, to transfer the applications, permits, and licenses held by Seller and used in the operation of the Property and to obtain any consents necessary for Buyer to operate the Property after closing and (b) before closing, with any reasonable evaluation, inspection, audit, or study of the Property prepared by, for, or at the request of Buyer.

6.
No Recording. Buyer may not file this contract or any memorandum or notice of this contract in the real property records of any county. If, however, Buyer records this contract or a memorandum or notice, Seller may terminate this contract and record a notice of termination.

I.  Termination

1.	Disposition of Earnest Money after Termination

i.
To Buyer. If Buyer terminates this contract in accordance with any of Buyer's rights to terminate, Seller will, within five days after receipt of Buyer's termination notice, authorize Title Company to deliver the Earnest Money to Buyer, less $1,000.00, which will be paid to Seller as consideration for the right granted by Seller to Buyer to terminate this contract.

ii.
To Seller. If Seller terminates this contract in accordance with any of Seller's rights to terminate, Buyer will, within five days after receipt of Seller's termination notice, authorize Title Company to pay and deliver the Earnest Money to Seller.

2.
Duties after Termination. If this contract is terminated, Buyer will promptly return to Seller all documents relating to the Property that Seller has delivered to Buyer and all copies that Buyer has made of the documents. After return of the documents and copies, neither party will have further duties or obligations to the other under this contract, except for those obligations that cannot be or were not performed before termination of this contract and those obligations that survive termination under the express terms of this contract.

J.  Closing

1.	Closing. This transaction will close at Title Company's offices at the Closing Date and Closing Time. At closing, the following will occur:

i.	Closing Documents. The parties will execute and deliver the Closing Documents.
ii.
Payment of Purchase Price. Buyer will deliver the Purchase Price and other amounts that Buyer is obligated to pay under this contract to Title Company in funds acceptable to Title Company. The Earnest Money will be applied to the Purchase Price.

iii.
Disbursement of Funds; Recording; Copies. Title Company will be instructed to disburse the Purchase Price and other funds in accordance with this contract, record the deed and the other Closing Documents directed to be recorded, and distribute documents and copies in accordance with the parties' written instructions.

iv.	Delivery of Originals. Seller will deliver to Buyer the originals of Seller's Records.
v.
Possession. Seller will deliver possession of the Property to Buyer, subject to the Permitted Exceptions existing at closing and any lien and security interest in favor of Seller, if the sale is Seller-financed.

2.	Transaction Costs

i.
Seller's Costs. Seller will pay the basic charge for the Title Policy; one-half of the escrow fee charged by Title Company; the costs to prepare the deed; the costs to obtain, deliver, and record releases of all liens to be released at closing; the costs to record all documents to cure Title Objections agreed to be cured by Seller; Title Company's inspection fee to delete from the Title Policy the customary exception for parties in possession; UCC Search, and certificates or reports of ad valorem taxes; the costs to deliver copies of the instruments described in section A.5.; and Seller's expenses and attorney's fees.

ii.
Buyer's Costs. Buyer will pay one-half of the escrow fee charged by Title Company; the costs to obtain, deliver, and record all documents other than those to be recorded at Seller's expense; the additional premium for the "survey/area and boundary deletion" in the Title Policy, if the deletion is requested by Buyer; the costs of work required by Buyer to have the survey reflect matters other than those required under this contract; the costs to obtain financing of the Purchase Price, including the incremental premium costs of mortgagee's title policies and endorsements and deletions required by Buyer's lender; Buyer's expenses and attorney's fees, and the costs to determine the Survery.

iii.
Ad Valorem Taxes. Ad valorem taxes for the Property for the calendar year of closing will be prorated between Buyer and Seller as of the Closing Date. Seller's portion of the prorated taxes will be paid to Buyer at closing as an adjustment to the Purchase Price.  If the assessment for the calendar year of closing is not known at the Closing Date, the proration will be based on taxes for the previous tax year, and Buyer and Seller will adjust the prorations in cash within thirty days of when the actual assessment and taxes are known.  Seller will promptly notify Buyer of all notices of proposed or final tax valuations and assessments that Seller receives after the Effective Date and after closing. All taxes due as of closing will be paid at closing. If the Property has been the subject of special valuation and reduced tax assessments pursuant to the provisions of chapter 23, subchapter D, of the Texas Tax Code with respect to any period before the closing and additional taxes are assessed pursuant to section 23.55 thereof, the following will apply:

1.	If Seller changes the use of the Property before closing, resulting in the assessment of additional taxes for periods before closing, Seller will pay the additional taxes.

2.
At closing, the parties will determine the amount of deferred taxes payable if the sale of the Property as herein contemplated were deemed as of the Closing Date to constitute a change in the use of the Property that would result in the "roll-back" or recapture of deferred taxes for the current year and all preceding tax years for which the "roll-back" or recapture could be imposed ("Potential Roll-Back Amount").  Seller will pay at closing an amount equal to the Potential Roll-Back Amount to all applicable taxing jurisdictions.

iv.
Income and Expenses. Income and expenses pertaining to operation of the Property will be prorated as of the Closing Date on an accrual basis and paid at closing as a credit or debit adjustment to the Purchase Price. Invoices that are received after closing for operating expenses incurred on or before the Closing Date and not adjusted at closing will be prorated between the parties as of the Closing Date, and Seller will pay its share within ten days after notice of Buyer's invoice.

v.
Postclosing Adjustments. If errors in the prorations made at closing are identified within ninety days after closing, Seller and Buyer will make postclosing adjustments to correct the errors within fifteen days of receipt of notice of the errors.

vi.
Brokers' Commissions. Buyer and Seller each indemnify and agree to defend and hold the other party harmless from any loss, attorney's fees, and court and other costs arising out of a claim by any person or entity claiming by, through, or under the indemnitor for a broker's or finder's fee or commission because of this transaction or this contract, whether the claimant is disclosed to the indemnitee or not. At closing, each party will provide the other party with a release of broker's or appraiser's liens from all brokers or appraisers for which each party was responsible.

vii.	Issuance of Title Policy. Seller will cause Title Company to issue the Title Policy to Buyer as soon as practicable after closing.

K.  Default and Remedies

1.
Seller's Default. If Seller fails to perform any of its obligations under this contract or if any of Seller's representations is not true and correct as of the Effective Date or on the Closing Date ("Seller's Default"), Buyer may elect either of the following as its sole and exclusive remedy:

a.
Termination; Liquidated Damages. Buyer may terminate this contract by giving notice to Seller on or before the Closing Date and Closing Time and have the Earnest Money, less $1,000 as described above, returned to Buyer. Unless Seller's Default relates to the untruth or incorrectness of Seller's representations for reasons not reasonably within Seller's control, if Seller's Default occurs after Buyer has incurred costs to investigate the Property after the Effective Date and Buyer terminates this contract in accordance with the previous sentence, Seller will also pay to Buyer as liquidated damages the lesser of Buyer's actual out-of-pocket expenses incurred to investigate the Property after the Effective Date or the amount of Buyer's Liquidated Damages, within ten days of Seller's receipt of an invoice from Buyer stating the amount of Buyer's expenses.

b.
Specific Performance. Unless Seller's Default relates to the untruth or incorrectness of Seller's representations for reasons not reasonably within Seller's control, Buyer may enforce specific performance of Seller's obligations under this contract. If title to the Property is awarded to Buyer, the conveyance will be subject to the matters stated in the Title Commitment.

2.	Buyer's Default. If Buyer fails to perform any of its obligations under this contract ("Buyer's Default"), Seller may elect either of the following as its sole and exclusive remedy:

a.
Termination; Liquidated Damages. Seller may terminate this contract by giving notice to Buyer on or before the Closing Date and Closing Time and have the Earnest Money paid to Seller. If Buyer's Default occurs after Seller has incurred costs to perform its obligations under this contract and Seller terminates this contract in accordance with the previous sentence, Buyer will also reimburse Seller for the lesser of Seller's actual out-of-pocket expenses incurred to perform its obligations under this contract or the amount of Seller's Additional Liquidated Damages, within ten days of Buyer's receipt of an invoice from Seller stating the amount of Seller's expenses.

b.
Specific Performance. Seller may enforce specific performance of Buyer's obligations under this contract. If title to the Property is awarded to Buyer, the conveyance will be subject to the matters stated in the Title Commitment.

3.
Liquidated Damages. The parties agree that just compensation for the harm that would be caused by a default by either party cannot be accurately estimated or would be very difficult to accurately estimate and that Buyer's Liquidated Damages or the Earnest Money and Seller's Additional Liquidated Damages are reasonable forecasts of just compensation to the nondefaulting party for the harm that would be caused by a default.

4.	Attorney's Fees. If either party retains an attorney to enforce this contract, the party prevailing in litigation is entitled to recover reasonable attorney's fees and court and other costs.

L.  Miscellaneous Provisions

1.
Notices. Any notice required by or permitted under this contract must be in writing.  Any notice required by this contract will be deemed to be delivered (whether actually received or not) when deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown in this contract.  Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, electronic mail, or other commercially reasonable means and will be effective when actually received.  Any address for notice may be changed by written notice delivered as provided herein. Copies of each notice must be given by one of these methods to the attorney of the party to whom notice is given.

2.
Entire Contract. This contract, together with its exhibits, and any Closing Documents delivered at closing constitute the entire agreement of the parties concerning the sale of the Property by Seller to Buyer. There are no oral representations, warranties, agreements, or promises pertaining to the sale of the Property by Seller to Buyer not incorporated in writing in this contract.

3.	Amendment. This contract may be amended only by an instrument in writing signed by the parties.

4.
Prohibition of Assignment. Buyer may not assign this contract or any of Buyer's rights under it without Seller's prior written consent, and any attempted assignment is void. This contract binds, benefits, and may be enforced by the parties and their respective heirs, successors, and permitted assigns.

5.
Survival. The obligations of this contract that cannot be performed before termination of this contract or before closing will survive termination of this contract or closing, and the legal doctrine of merger will not apply to these matters. If there is any conflict between the Closing Documents and this contract, the Closing Documents will control.

6.
Choice of Law; Venue; Alternative Dispute Resolution. This contract will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction.  Venue is in the County for Performance, except as otherwise provided by applicable law. Time permitting, the parties will submit in good faith to an alternative dispute resolution process before filing a suit concerning this contract.

7.	Waiver of Default. It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays taking any action with respect to the default.

8.	No Third-Party Beneficiaries. There are no third-party beneficiaries of this contract.

9.
Severability. The provisions of this contract are severable. If a court of competent jurisdiction finds that any provision of this contract is unenforceable, the remaining provisions will remain in effect without the unenforceable parts.

10.
Ambiguities Not to Be Construed against Party Who Drafted Contract. The rule of construction that ambiguities in a document will be construed against the party who drafted it will not be applied in interpreting this contract.

11.
No Special Relationship. The parties' relationship is an ordinary commercial relationship, and they do not intend to create the relationship of principal and agent, partnership, joint venture, or any other special relationship.

12.	Counterparts. If this contract is executed in multiple counterparts, all counterparts taken together will constitute this contract.

13.
Confidentiality. The parties will keep confidential this contract, this transaction, and all information learned in the course of this transaction, except to the extent disclosure is required by law or court order or to enable third parties to advise or assist Buyer to investigate the Property or either party to close this transaction.

Seller		Buyer
Comanche Livestock Exchange, LLC		Green Energy Live, Inc.

Dean Cagle	Date	Karen Clark President/CEO	Date

Title Company acknowledges receipt of Earnest Money in the amount of $ and a copy of this contract executed by both Buyer and Seller.

By:
Name:
Title:
Date:

Exhibit A Description of the Land and Personal Property
[*____*].
The following described personal property:

1. [*____*]

2. [*____*]

3. [*____*]

Exhibit B Representations; Environmental Matters

A.  Seller's Representations to Buyer

Seller represents to Buyer that the following are true and correct as of the Effective Date and will be true and correct on the Closing Date.

1. Authority. Seller has authority to convey the Property to Buyer. This contract is, and all documents required by this contract to be executed and delivered to Buyer at closing will be, duly authorized, executed, and delivered by Seller.

2. Litigation. There is no litigation pending or threatened against Seller that might affect the Property or Seller's ability to perform its obligations under this contract.

3. Violation of Laws. Seller has not received notice of violation of any law, ordinance, regulation, or requirements affecting the Property or Seller's use of the Property.

4. Licenses, Permits, and Approvals. Seller has not received notice that any license, permit, or approval necessary to operate the Property in the manner in which it is currently operated will not be renewed on expiration or that any material condition will be imposed in order to obtain their renewal.

5. Condemnation; Zoning; Land Use; Hazardous Materials. Seller has not received notice of any condemnation, zoning, or land-use proceedings affecting the Property or any inquiries or notices by any governmental authority or third party with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from the Property.

6. No Other Obligation to Sell the Property or Restriction against Selling the Property. Except for granting a security interest in the Property, Seller has not obligated itself to sell the Property to any party other than Buyer. Seller's performance of this contract will not cause a breach of any other agreement or obligation to which Seller is a party or to which it is bound.

7. No Liens. On the Closing Date, the Property will be free and clear of all mechanic's and materialman's liens and other liens and encumbrances of any nature except the Permitted Exceptions, and no work or materials will have been furnished to the Property that might give rise to mechanic's, materialman's, or other liens against the Property other than work or materials to which Buyer has given its consent.

8. No Other Representation. Except as stated above Seller makes no representation with respect to the Property.

9. No Warranty. Seller has made no warranty in connection with this Contract.

The provisions of this section B regarding the Property will be included in the deed and bill of sale with appropriate modification of terms as the context requires.

Exhibit C Seller's Records

To the extent that Seller has possession of the following items pertaining to the Property, Seller will deliver or make the items or copies of them available to Buyer by the deadline stated in section A.7.: None

Exhibit D

Seller Financing Addendum

A. Promissory Note. The promissory note ("Note") will be payable by Buyer ("Maker") to the order of Seller ("Payee") at the place designated by Payee. The Note may be prepaid in whole or in part at any time without penalty, premium, or restriction of any kind. Any prepayments are to be applied to the payment of the installments of principal last maturing, and interest will immediately cease on the prepaid principal. The lien securing payment of the Note will be inferior to any lien securing any superior note described in the contract. The Note is attached.

B. Deed of Trust. The deed of trust ("Deed of Trust") securing the Note will provide for the following:

1. Prohibition against Assumption. If all or any part of the Property is sold, transferred, or conveyed without the prior written consent of Payee, Payee may, at Payee's sole option, declare the outstanding principal balance of the Note plus accrued interest immediately due and payable. Payee has no obligation to consent to any such sale or conveyance of the Property, and Payee is entitled to condition any consent on a change in the interest rate that will thereafter apply to the Note and any other change in the terms of the Note or Deed of Trust that Payee in Payee's sole discretion deems appropriate. A lease for a period longer than three years, a lease with an option to purchase, or a contract for deed will be deemed to be a sale, transfer, or conveyance of the Property for purposes of this provision. Any deed under threat or order of condemnation, any conveyance solely between makers, and the passage of title by reason of death of a maker or by operation of law will not be construed as a sale or conveyance of the Property.  The creation of a subordinate lien without the consent of Payee will be construed as a sale or conveyance of the Property, but any subsequent sale under a subordinate lien to which Payee has consented will not be construed as a sale or conveyance of the Property.

2. Without Escrow. Maker will furnish to Payee annually, before the taxes become delinquent, copies of tax receipts showing that all taxes on the Property have been paid.  Maker will furnish to Payee annually evidence of current paid-up insurance naming Payee as an insured.

3. Cross-Default. Any act or occurrence that would constitute default under the terms of any lien superior to the lien securing the Note will constitute a default under the Deed of Trust securing the Note.

C. Recourse Provisions. The Note and Deed of Trust are subject to the following provisions:
Full Recourse. Maker will have full recourse liability for repayment of the principal and interest of the Note and the performance of all covenants and agreements of Maker in the Deed of Trust.

Payee		Maker
Comanche Livestock Exchange, LLC		Green Energy Live, Inc.

Dean Cagle	Date	Karen Clark President/CEO	Date